Exhibit 99.1

March 20, 2014

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamera Gjesdal	Cynthia Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
BB&T Investor Relations	BB&T Investor Relations	BB&T Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1478
agreer@bbandt.com	tgjesdal@bbandt.com	cynthia.williams@bbandt.com

BB&T releases results of its annual stress test

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today released the results of its annual company-run stress tests conducted in accordance with regulations of the Board of Governors of the Federal Reserve System (Fed) and the FDIC under the Dodd-Frank Wall Street Reform and Consumer Protection Act. This disclosure precedes BB&T’s planned release of its Comprehensive Capital Analysis and Review (CCAR) results, which are expected to be available March 26. The results are available in the Additional Disclosures section of the Investor Relations site on www.BBT.com/about.

About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $183.0 billion in assets and market capitalization of $26.4 billion, as of December 31, 2013. Based in Winston-Salem, N.C., the company operates 1,825 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates, and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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